                                                                    EXHIBIT 2.13

                                               EXHIBIT H TO SEPARATION AGREEMENT
                                               ================================



                              MILLIPORE CORPORATION

                        MILLIPORE MICROELECTRONICS, INC.

            PLAN OF REORGANIZATION OF OPERATIONS OUTSIDE OF THE U.S.
            ========================================================

                               [THE NON-U.S. PLAN]

  This Plan of Reorganization of Operations Outside of the United States ("Plan of Reorganization") sets forth the steps and actions to be taken in order to separate the MMI Business conducted outside of the United States from the BioPharmaceutical, Analytical and Laboratory Water System businesses being retained by Millipore Corporation.

DEFINITIONS. Capitalized terms used herein without definition shall have the meaning ascribed thereto in the Master Separation and Distribution Agreement, dated February __, 2001 (the "Separation Agreement"), between Millipore Corporation and Millipore MicroElectronics, Inc., to which this Plan of Reorganization is attached. The terms set forth below shall have the following meanings:

"IRC" means the United States Internal Revenue Code of 1986, as amended.

 "Millipore" means Millipore Corporation, a Massachusetts corporation, which is publicly traded on the New York Stock Exchange (NYSE -"MIL") and is the ultimate parent of the Millipore group of companies.

 "MAL" means Millipore Asia Limited, a Delaware corporation which is a direct subsidiary of Millipore and conducts operations either through branch offices, affiliates or subsidiaries in Hong Kong, India, Korea, Malaysia, Singapore and Taiwan.

 "MBAL" means Millipore BioSciences Asia Limited, a Delaware corporation which is to be formed by MAL pursuant to Step 5 D and which after the Separation will be used to conduct Millipore's ongoing BioPharmaceutical, Analytical and Laboratory Water Divisions business in the Pacific Rim.

 "MBSing" means Millipore Biosciences Singapore Pte. Limited, a new Singapore corporation to be formed to receive and operate the BioPharmaceutical, Analytical and Laboratory Water Divisions business in Singapore after the Separation.

 "MFHC BV" means Millipore France Holding Company BV, a Netherlands company and the holding company for Millipore SAS and MiE SAS, the two French companies resulting from the demerger of MilSA pursuant to Steps 1F through 1J below.

 "MIHC BV" means Millipore International Holding Company BV, a Netherlands company and the holding company for several non-U.S. Millipore subsidiaries.

                                 Exhibit H -- 2


 "MIHL" means Millipore Investment Holdings Limited, a Delaware corporation with its offices at 103 Foulk Road, Wilmington, Delaware; as of December 31, 2000, MIHL was the immediate parent corporation of MIHC BV.

 "MilChina" means Millipore China Limited, a Hong Kong company, which is a subsidiary of MIHC BV and the entity through which Millipore conducts import sales operations in the Peoples Republic of China.

 "MilGmbH" means Millipore GmbH, a German corporation, which is a subsidiary of MIHC BV and the entity through which Millipore conducts sales operations in Germany.

 "MilIndia" means Millipore (India) Private Limited, an Indian company which is a joint venture company that is 40% owned by MAL and is the entity through which Millipore conducts sales and local packaging and assembly operations in India.

 "MilKorea" means Millipore Korea Ltd., a Korean corporation which is a subsidiary of MAL and the entity through which Millipore conducts sales operations in Korea; pursuant to Step 5 H below MilKorea will change its name to Millipore MicroElectronics Korea Ltd., thereafter it will be referred to herein as "MMIKorea"

 "MBKorea" means Millipore Biosciences Korea Ltd., a newly formed Korean corporation which is a subsidiary of MBAL and the entity through which Millipore will conduct Bioscience sales operations in Korea.

 "MilSA" means Millipore SA, a French corporation which is a subsidiary of MIHC BV and the entity through which Millipore conducts manufacturing and sales operations in France; after the demerger of MilSA pursuant to steps 1F through 1J the resulting company which will conduct the BioScience manufacturing and sales business in France will be named Millipore SAS and will be referred to herein as "MilSAS".

 "MiESAS" means Millipore MiE SAS a French company formed by the demerger of MilSA pursuant to Steps 1F through 1J in order to hold certain assets of the Microelectronics business conducted by MilSA prior to the demerger.

 "MilSing" means Millipore Singapore Pte Ltd., a Singapore corporation which is a subsidiary of MAL and the entity through which Millipore conducts sales operations in Singapore; pursuant to Step 5 E below, MilSing will change its name to Millipore MicroElectronics Singapore Pte. Ltd. and will thereafter be referred to herein as "MMISing".

 "MilUK" means Millipore UK Ltd., a United Kingdom company which is a subsidiary of MIHC BV and the entity through which Millipore conducts manufacturing and sales operations in the United Kingdom prior to the Separation; pursuant to Step 1-A MilUK will change its name to Millipore MicroElectronics Limited and will thereafter be referred to herein as "MMIUK".

 "MilBUK" means Millipore BioSceinces UK Ltd., a United Kingdom company formed by MilUK pursuant to Step 1 which is a subsidiary of MIHC BV and the entity through which Millipore will conduct manufacturing and sales operations in the United Kingdom after the Separation; pursuant to Step 1 B MilBUK will change its name to Millipore UK Limited.

                                 Exhibit H -- 3

 "MIRE" means Millipore Ireland BV, a Netherlands company tax resident in Ireland located at Carrigtwohill, County Cork, Ireland, which conducts manufacturing operations in Ireland.

 "MMI" means Millipore MicroElectronics, Inc., a Delaware corporation, which is a direct subsidiary of Millipore and the corporation which will receive the business and certain of the assets and liabilities of Millipore's
Microelectronics Division pursuant to the Separation, will conduct the IPO and the stock of which is proposed to be distributed by Millipore in the Distribution.

 "MMI BV" means Millipore MicroElectronics BV, a Netherlands company to be formed to act as a holding company for MMISAS, MMIGmbH, NihonMMI and MMIUK after the Separation.

 "MMIGmbH" means Millipore MicroElectronics GmbH, a German corporation to be formed to receive the business and certain of the assets and liabilities of Millipore's Microelectronics Division located in Germany and to conduct MMI sales operations in Germany after the Separation.

 "MMI-IRE" means Millipore MicroElectronics Ireland Ltd., an Irish limited company to be formed to take ownership of the intellectual property assets currently owned by MIRE which are related to the Microelectronics business.

 "MMISAS" means Millipore MicroElectronics SAS, a French simplified corporation to be formed to receive the business and certain of the assets and liabilities of Millipore's Microelectronics Division located in France and to conduct MMI sales operations in France after the Separation.

 "MMIUK" means MilUK after it changes its name to Millipore MicroElectronics (U.K.) Limited, which will conduct MMI sales and manufacturing operations in the United Kingdom after the Separation.

 "MPac" means Millipore Pacific Ltd., a Delaware corporation, which currently holds Millipore's two subsidiaries in the Peoples Republic of China, MSuzhou and MShanghai.

 "MShanghai" means Millipore (Shanghai) Trading Company Limited. a wholly owned foreign enterprise organized under the laws of the Peoples Republic of China which is located in the Waigaoqiao Free Trade Zone, Shanghai Municipality, PRC and conducts trading and import operations in the PRC.

 "MSuzhou" means Millipore (Suzhou) Filter Company Ltd. a wholly owned foreign enterprise organized under the laws of the Peoples Republic of China which is located in Suzhou, PRC and conducts manufacturing operations in the PRC.

 "NihonM" means Nihon Millipore Ltd., a Japanese corporation, which is a subsidiary of MIHC BV and the entity through which Millipore conducts manufacturing and sales operations in Japan; pursuant to Step 2 F NihonM will amend its charter to change its name to Nihon Millipore MicroElectronics KK and will thereafter be referred to herein as "NihonMMI".

                                 Exhibit H -- 4

 "NihonMB" means Nihon Millipore Biosciences Ltd., a new Japanese corporation to be organized as a wholly owned subsidiary by NihonM pursuant to Step 2 B below in order to receive the business assets and liabilities allocated to Millipore's ongoing BioPharmaceutical, Analytical and Laboratory Water Divisions business in Japan; pursuant to Step 2 F NihonMB will amend its charter to change its name to Nihon Millipore Limited and will thereafter be referred to herein as "NML".

 OBJECTIVE OF PLAN OF REORGANIZATION. The objective of the Plan of Reorganization is to move the personnel, assets and operations engaged in the conduct of the MMI Business outside of the United States to MMI in as efficient a manner as possible, subject to compliance with local laws and regulations. At the completion of the Plan of Reorganization, MMI will conduct direct operations through branch offices or subsidiaries in Japan, Taiwan, Korea, United Kingdom, France, Germany, Singapore, Peoples Republic of China and the Netherlands.

 DESCRIPTION OF PLAN OF REORGANIZATION. The Plan of Reorganization will consist of five major steps each with a number of specific action items. Steps 1, 2 and 5 will proceed concurrently and will be completed prior to the Separation Date. Step 3 will commence prior to the Separation Date but will be completed following the Separation Date as soon as Netherlands legal procedures permit. Step 4 will promptly follow the completion of Step 3. Generally, unless otherwise indicated, the action items within each step will be undertaken contemporaneously.

 STEPS PREPARATORY TO THE PLAN OF REORGANIZATION. Prior to the Commencement of Step 1 of the Plan of Reorganization MIHL, the direct parent corporation of MIHC BV, was merged up into Millipore, with Millipore as the surviving corporation under Delaware and Massachusetts law. As a result of this merger, Millipore became the direct parent corporation of MIHC BV and the owner of all of the intellectual property previously owned by MIHL.

                                 Exhibit H -- 5

  As of December 31, 2000, the legal entity structure of Millipore pertinent to this Plan of Reorganization of Operations Outside of the U.S. was as follows:

                                   DIAGRAM #1
                                   ==========

                                   MILLIPORE
                                    [Mass.]
     MAL                          MMI                MPAC                         MIHL
Taiwan Branch                     [Del.]              [Del.]                       [Del.]
Hong Kong Branch                              ____________________________       _______________
Malaysia Branch                               MSuzhou           MShanghai         MIHC BV
         [Del.]                                 [PRC]                [PRC]         [Netherlands]
___________________________                                                          _______________
MilSing           MilKorea                                                              MilGmbH
 [Singapore]        [Korea]                                                              [Germany]
       ________________                                                              _______________
           MilIndia                                                                      MilSA
            [40%]                                                                         [France]
             [India]                                                                 _______________
                                                                                         NihonM
                                                                                           [Japan]
                                                                                     _______________
                                                                                         MilUK
                                                                                          [UK]
                                                                                     _______________
                                                                                        MilChina
                                                                                        [Hong Kong]
                                                                                     _______________
                                                                                          MIRE
                                                                                      [Netherlands]
                                                                                     _______________
                                                                                          Other
                                                                                          Subs.

                                 Exhibit H -- 6

  After the Plan of Reorganization is completed, and before the Distribution the legal entity structure of MMI and the pertinent portion of the Millipore legal entity structure outside of the United States will be as follows:


                               MILLIPORE
                                [Mass.]

-----------------------------------------------------------------------------------------------------------
MMI                                        MShanghai         MilIndia       MIHC BV         MBAL
 [Del.]                                     [PRC]             [40%][India]   [Netherlands]   Taiwan Branch
                                                                                              Malaysia
                                                                                               [Del.]
MMI BV           MAL                                                        M-UK            MBSing
 [Netherlands]    Taiwan Branch                                              [UK]            [Singapore]
                  Hong Kong Branch
MMIGmbH            [Del.]                                                   MilGmbH         MBKorea
 [Germany]                                                                   [Germany]       [Korea]
                 MMISing
MMI-IRE           [Singapore]                                               MChina
 [Ireland]                                                                   [Hong Kong]
                 MMIKorea
MMIUK             [Korea]                                                   NML             MIHC BV
 [UK]                                                                        [Japan]      Japan Branch
                 MPac
NihonMMI          [Del.]                                                                    MIRE
 [Japan]                                                                                     [Netherlands]
                 MSuzhou
                  [PRC]                                                                     Other
                                                                                            Subs.

MMISAS                      "B"                     MFHC BV                    "A"
 [France]             Nominee Shares                 [Netherlands]           Nominee
Italian Rep. Office                                                           Shares

"Lease" of MiE                              MiESAS               MilSAS
Business in                                  [France]             [France]
France


                                  Diagram #2
                                  ----------

                                 Exhibit H -- 7

STEP 1.  DEMERGER OF EUROPEAN SUBSIDIARIES

UNITED KINGDOM
==============

A. MilUK forms MilBUK as a new wholly owned limited liability company under UK law and transfers all of its assets, subject to the liabilities, related to the ongoing BioPharmaceutical, Analytical and Laboratory Water Divisions business to MilBUK in consideration for the issue of capital stock.

     > The details of these transfers and of certain transition arrangements particular to business operations in the United Kingdom will be set forth in a United Kingdom Local Transfer and Transition Services Agreement between MilUK and MilBUK.

B. MilUK amends its charter to change its name to Millipore MicroElectronics (U.K.) Limited (MMIUK). MilBUK amends its charter to change its name to Millipore (U.K.) Limited.

C. MMIUK distributes all of the issued and outstanding capital stock of MilBUK to MIHC.

     > In accordance with the group reconstruction relief provisions of UK accounting principles, this distribution will be valued at book value, so that the earnings and profits of MMIUK will be sufficient to support this distribution under the UK Companies Law.

GERMANY
=======

D. Prior to the date on which a decision to demerge MilGmbH is made, the MilGmbH BioPharmaceutical, Analytical and Laboratory Water Divisions business is separated (in terms of independent viability, assets, staff, premises, books) from the MilGmbH Microelectronics business so that these businesses constitute two Tielbetriebs under German case law.

E. MilGmbH undergoes a tax-free spin-off type demerger under German law pursuant to which all of the business and certain of the assets and liabilities related to Millipore's Microelectronics Division is transferred to a new German company created by the demerger, MMIGmbH, in consideration of the issue by MMIGmbH to MIHC BV of shares with a value equal to the book value of those assets and operations.

     > Included in the assets transferred to MMIGmbH is the assignment of the leases to the Dresden and Eching service centers.

     > The details of these transfers and of certain transition arrangements particular to business operations in Germany will be set forth in a Germany Local Transfer and Transition Services Agreement between MMIGmbH and MilGmbH.

                                 Exhibit H -- 8

FRANCE
======

F. MIHC BV organizes MFHC under the laws of the Netherlands and capitalizes it by the transfer of its entire holdings of the capital stock of MilSA. MFHC issues to MIHC BV class A nominee shares, carrying all rights to income and assets upon liquidation with respect to the BioScience business of Millipore SA, and class B nominee shares, carrying the all rights to income and assets upon liquidation with respect to the Microelectronics business of Millipore SA. MFHC makes an election to be disregarded as a legal entity by "checking the box" under U.S. tax law and also elects out of partnership treatment under IRC (S)761.

G. MilSA is legally demerged under French law into two companies, each of which will make elections to convert into a simplified company (SAS):
     MilSAS, which holds all of the assets related to the Bioscience business formerly held by MilSA and MiESAS which holds all of the assets related to the Microelectronics business formerly held by MilSA.

     > Included in the assets held by MiESAS is a sublease of 186 sq. m of clean room space in St. Quentin for use as a service center.

H. MIHC BV organizes Millipore MicroElectronics SAS under the laws of France as the entity to conduct the MMI business in France.

I. MiESAS makes an election to be disregarded as a legal entity by "checking the box" under U.S. tax law.

     > The details of these transfers and of certain transition arrangements particular to business operations in France will be set forth in a France Local Transfer and Transition Services Agreement between MMISAS and MilSAS.

J. MMISAS enters into a 3 year business lease agreement with MiESAS which will permit MMISAS to operate the business and assets owned by MiESAS in consideration of a royalty equal to 5% of annual revenues from the Microelectronics business as conducted by MMISAS under the business lease. By virtue of this business lease agreement the employees of MiESAS will be automatically transferred to MMISAS by operation of law.

     > At the end of the 3 year term of the business lease the relevant parties will meet to determine whether renewal of the business lease is appropriate or whether it is appropriate to liquidate MFHC (in the latter event the capital stock of MiESAS would be distributed to MMI BV as the holder of the B Nominee shares and the capital stock of MilSAS would be distributed to MIHCBV as the holder of the A Nominee shares).

                                 Exhibit H -- 9

ITALY
=====

K. The customer list (goodwill) of the Microelectronics business of Millipore S.p.A., an Italian company which is the subsidiary of MIHC BV that conducts sales operations in Italy, is sold to MMISAS in consideration of cash.

     > This will generate a capital gain tax in Italy on 3% of the Microelectronics sales in Italy during the past 3 years; the capital gains rate is 27%.

L. MMISAS opens a representative office presence in Italy, staffed by the single Microelectronics sales person in Italy; this individual who will be moved to the MMISAS payroll, will solicit sales orders from Italian Microelectronics customers but will have no authority to accept any order or to otherwise bind MMISAS in any manner.

     > Since sales people have no authority to accept orders or make any binding commitment on behalf of MMISAS, and will work out of home offices, there will be no permanent establishment of MMISAS in Italy.

IRELAND
=======

M.   MIHC BV organizes MMI-IRE as a limited company under the laws of Ireland.

N. MIRE enters into an agreement with MMI-IRE to sell all of MIRE's intellectual property related to the Microelectronics business to MMI-IRE pursuant to a 3 year irrevocable license agreement which provides for an actual use based declining royalty of 30%, 15% and 5% during the first, second and third years of its 3 year term, respectively. This royalty is calculated by multiplying the foregoing percentages times the sales price of all products manufactured by MMI-IRE in Ireland by use of the licensed intellectual property during the first, second and third years of the license term, respectively. At the expiration of the three year license term, title to the licensed intellectual property passes to MMI-IRE (whether or not royalties have been theretofore payable under the license). In addition, at the time the license is entered into MMI-IRE pays MIRE cash equal to the residual value of the licensed intellectual property at the expiration of the three year term of the license.

     This agreement for the sale of the intellectual property is subject to a condition precedent that the "spin-off" of MMI by Millipore shall have been completed.

     > The residual value of the patents included in the licensed intellectual property will be IR(Pounds)10,000 and the residual value of the know-how included in the licensed intellectual property will determined by an appraisal conducted by an engineer employed by MIRE who is acceptable to MMI-IRE.

                                Exhibit H -- 10

After the completion of Step 1 the subsidiary structure of MIHC BV will be as follows:

                                   DIAGRAM #3
                                   ==========
                                 MIHC BV          B Nominee
                                                   Shares
MMIUK     MMIGmbH        MMISAS           MilGmbH                       Other
                     Italian Run Office                                 Subs.

     MMI-IRE                     MFHC BV    A Nominee        MIRE
                                             shares
Business Lease    MiESAS               MilSAS
  Agreement
                                                      Conditional Sale Agreement
                                                       for Patents and Know-How

STEP 2. SEPARATION OF BIOPHARMACEUTICAL, ANALYTICAL AND LABORATORY WATER DIVISIONS BUSINESS FROM MICROELECTRONICS DIVISION BUSINESS IN JAPAN. Contemporaneously with the actions specified in Step 1 above, NihonM will separate as follows:

A. MIHC BV organizes a Branch in Japan to receive certain assets of BioPharmaceutical, Analytical and Laboratory Water Divisions of NihonM.

B. NihonM organizes a new Japanese company, Nihon Millipore Biosciences K.K. (NihonMB), as a wholly owned subsidiary.

C. NihonM transfers its current assets, liabilities and its employees (with their consent) allocated to the BioPharmaceutical, Analytical and Laboratory Water Divisions to NihonMB for cash equal to the net book value of such current assets and liabilities.

     > The details of these transfers and of certain transition arrangements particular to business operations in Japan will be set forth in a Japan Local Transfer and Transition Services Agreement between NihonMMI and NML.

D. NihonM transfers its fixed assets allocated to the BioPharmaceutical, Analytical and Laboratory Water Divisions to the Japanese Branch of MIHC BV for a cash equal to book value.

     > The Japanese Branch of MIHC BV leases these fixed assets to NihonMB pursuant to a lease that provides for a single up-front license fee payable at the

                                Exhibit H -- 11

          time the lease is entered into; the lease will be for a term of 2 years and 1 day and at the expiration of the lease, Nihon MB will purchase the fixed assets from the Japanese Branch of MIHC BV at book value. After this the Japanese Branch of MIHC BV is de-registered under Japanese law.

E. NihonM transfers all of its intellectual property related to the BioPharmaceutical, Analytical and Laboratory Water Divisions business to NihonMB pursuant to a 3 year irrevocable license Agreement which provides for a declining royalty of 3%, 1% and 0.5% during the first, second and third years of its 3 year term, respectively. This royalty is calculated by multiplying the foregoing percentages times the sales price of all products made by NihonMB in Japan by use of the licensed intellectual property during the first, second and third years of the license term, respectively. At the expiration of the three year license term, title to the licensed intellectual property passes to NihonMB.

F. NihonM changes its name to Nihon Millipore MicroElectronics K.K. (NihonMMI). NihonMB amends its charter to change its name to Nihon Millipore Ltd. (NML).

G. NihonMMI distributes all of the issued and outstanding capital stock of NML to MIHC.


Steps 1 and 2 must be completed prior to the Separation Date (3/31/01).

STEP 3. SPLIT-OFF OF MIHC BV INTO MIHC BV AND MILLIPORE MICROELECTRONICS BV. After the completion of the actions specified in Steps 1 and 2 above, MIHC BV will undergo a Split-off under Dutch law as follows:

A. Millipore as the sole shareholder of MIHC BV adopts a resolution approving the legal split-off under Netherlands law.

B. A Notarial Deed effecting the split-off and the incorporation of Millipore MicroElectronics BV (MMI BV) is executed (Ministry of Justice approval of a draft deed having previously been obtained) and filed with appropriate Dutch authorities. This instrument will be effective to incorporate MMI BV, to cancel the outstanding shares of MIHCBV and to replace them with shares of MMI BV and the post demerger MIHCBV and to transfer all of the shares of MMISAS, MMI GmbH, MMIUK, MMI-IRE, NihonMMI as well as the B Nominee shares of MFHC to MMI BV.

C. Upon the effectiveness of the filing of the Notarial Deed, Millipore will own 100% of both MIHC BV and MMI BV.


STEP 4. TRANSFER OF MMI BV TO MMI. After the completion of the actions specified in Steps 1 through 3 above, the new MMI European subsidiary structure will be transferred to MMI as follows:

A. Millipore contributes the shares of MMI BV and all of the intellectual property relating to the Microelectronics division business to MMI as a contribution to capital in

                                Exhibit H -- 12

     accordance with IRC (S)351. As a result of this transaction, MMI becomes the holder of all of the capital stock of MMI BV.

B. Notarial deeds of transfer reflecting the change of ownership of the MMI BV shares to MMI are duly recorded with appropriate Dutch authorities.

At the conclusion of Step 4, MMI will hold the new MMI European subsidiary structure and NihonMMI through MMI BV.

After the completion of Step 4 the Millipore European and Japanese subsidiary structure will be as follows:
                                   DIAGRAM #4
                                   ==========

                                   Millipore
                                        [Mass.]
               MMI                                          MIHC BV
                [Del.]                                      [Netherlands]

              MMI BV                     "B" Nominee
             [Netherlands]                Shares

MMIUK      NihonMMI      MMIGmbH              MIHC BV             MilGmbH
  [UK]         [Japan]      [Germany]         Japan Branch         [Germany]

     MMI-IRE         MMISAS              "A" Nominee              NihonMB
      [Ireland]        [France]           Shares                   [Japan]
                 Italian Rep. Office
                                       MFHC BV                      MIRE
                                        [Netherlands]             [Netherlands]

        Business Lease             MiESAS           MilSAS           Other
          Agreement                  [France]        [France]        Subs.

                                Exhibit H -- 13

STEP 5. TRANSFER OF NON-JAPANESE ASIA SUBSIDIARIES TO MMI. Contemporaneous with the actions specified in Steps 1 and 2 above, the existing Millipore Pacific Rim subsidiary structure will be transferred to MMI as follows:

A.   MPac distributes all of the capital stock of MShanghai to Millipore.

     > This will require the approval of the Waigaoqiao Free Trade Zone Administrative Committee of the Municipality of Shanghai.

B. Millipore then contributes all of the capital stock of MPac down to MAL, so that MPac becomes a wholly owned subsidiary of MAL.

C.   MAL distributes all its 40% holdings in MIndia to Millipore.

D.   MAL organizes MBAL as a wholly owned subsidiary under the laws of Delaware.

SINGAPORE

E. MilSing changes its name to Millipore MicroElectronics Singapore Pte Ltd. (MMISing).

F. MBAL forms a new wholly-owned subsidiary in Singapore, Millipore Biosciences Singapore Pte. Ltd. (MBSing).

G. MMISing transfers the assets and liabilities allocated to the MilSing BioPharmaceutical, Analytical and Laboratory Water Divisions business to MBSing in consideration for cash equal to book value.

     > The details of these transfers and of certain transition arrangements particular to business operations in Singapore will be set forth in a Singapore Local Transfer and Transition Services Agreement between MMISing and MBSing.

KOREA

H.   MilKorea changes its name to Millipore MicroElectronics Korea Ltd.
     (MMIKorea).

I. MBAL forms a new wholly-owned subsidiary in Korea, Millipore Biosciences Korea Ltd. (MBKorea)

J. MMIKorea transfers the assets and liabilities allocated to the BioPharmaceutical, Analytical and Laboratory Water Divisions business in Korea to MBKorea at book value, payable in cash.

     > The details of these transfers and of certain transition arrangements particular to business operations in Korea will be set forth in a Korea Local Transfer and Transition Services Agreement between MMIKorea and MBKorea.

                                Exhibit H -- 14

TAIWAN

K.   MBAL registers a Branch office in Taiwan.

L. The Taiwan Branch of MAL transfers the assets and liabilities allocated to the BioPharmaceutical, Analytical and Laboratory Water Divisions business in Taiwan to the Taiwan branch of MBAL in consideration of cash equal to the book value of such assets.

     > The details of these transfers and of certain transition arrangements particular to business operations in Taiwan will be set forth in a Taiwan Local Transfer and Transition Services Agreement between MAL and MBAL.

MALAYSIA

M.   MBAL registers a Branch office in Malaysia.

N. The Malaysia Branch of MAL transfers the assets and liabilities allocated to the BioPharmaceutical, Analytical and Laboratory Water Divisions business in Malaysia to the Malaysian Branch of MBAL in consideration of cash equal to the book value of such assets.

     > The details of these transfers and of certain transition arrangements particular to business operations in Malaysia will be set forth in a Malaysia Local Transfer and Transition Services Agreement between MAL and MBAL.

HONG KONG

O.   MAL will continue to operate its Hong Kong Branch.

     > The details of certain asset transfers and of certain transition arrangements particular to business operations in Hong Kong and China will be set forth in a Hong Kong Local Transfer and Transition Services Agreement between MAL and MilChina.

COMPLETION OF STEP 5

P.   MAL distributes all of the capital stock of MBAL to Millipore.

Q. On the Separation Date Millipore transfers all of the issued and outstanding Common Stock of MAL to MMI as a contribution to capital.

At the conclusion of Step 5 the Millipore Subsidiary Structure in Europe and Asia will be as set forth in Diagram #2 above.